Exhibit 99.1

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FOR INFORMATION CONTACT:

Press Release	David E. Fountain Chief Financial Officer (502) 315-3311	Thomas A. Richlovsky Investor Relations (216) 575-2126

For Immediate Release

NATIONAL PROCESSING REPORTS RECORD QUARTERLY
AND ANNUAL EARNINGS

      LOUISVILLE, Kentucky—January 18, 2000—National Processing, Inc. (NYSE:NAP) today reported record financial results for both quarterly and annual earnings. Net income before unusual items for the quarter ended December 31, 1999 was $12.1 million or $0.24 per share, a 124% increase over the fourth quarter of 1998. For the year ended December 31, 1999, net income before unusual items was also at a record level, increasing to $34.3 million or $0.68 per share, a 138% increase over 1998.

      For the quarter ended December 31, 1999 reported net income was $10.5 million. For the year ended December 31, 1999, reported net loss was $37.4 million. These reported amounts contain unusual items related to restructuring and impairment charges that reduced reported results by $1.6 million and $71.7 million, respectively.

Summary Financial Information
(dollars in millions, except per share amounts)

	Quarter Ended December 31, 1999	% Change versus Prior Year	Year Ended December 31, 1999	% Change versus Prior Year

Revenues from core business units (a)	$101.8	14%	$373.6	15%
EBIT before unusual items from core business units (a) (b)	16.9	75	48.6	41
EBIT before unusual items (b)	16.9	103	47.5	109
Net income before unusual items (c)	12.1	124	34.3	138
Net income per share before unusual items (c)	0.24	124	0.68	138
Reported net income (loss)	10.5	94	(37.4)	NM
Reported net income (loss) per share	0.21	94	(0.74)	NM

Notes:
(a)	Core business units exclude business lines divested in the first half of 1999 (Freight, Payables, Remittance, and Check Services).

(b)	EBIT is defined as earnings before interest and taxes. Excluded are unusual items such as restructuring charges, impairment charges and other non-recurring items which are summarized in the attached Financial Summary.
(c)	Excludes the impact of unusual items referred to in note (b) above.

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Summary Financial Highlights

•	Net income per share before unusual items increased to record levels - $0.24 for the quarter and $0.68 for the year ended December 31, 1999.

•	Revenues for the fourth quarter increased to $101.8 million, a 14% increase over comparable quarter revenues in 1998 and were derived solely from the Company’s core business units – Merchant Card Services, Travel Services and Outsourcing Services.

•	Revenues from core business units increased to $373.6 million for the year ended December 31, 1999, a 15% increase over 1998.

•	EBIT before unusual items increased to $47.5 million for the year ended December 31, 1999, a 109% increase over 1998. For the core business units, EBIT before unusual items increased 41% for the year ended December 31, 1999.

•	EBIT before unusual items for the Merchant Card Services business line, the largest continuing business line, increased 70% for the quarter and 76% for the year ended December 31, 1999, over the corresponding periods in 1998.

•	Revenues for the Merchant Card Services business line for the quarter and year ended December 31, 1999, increased by 15% and 18%, respectively, over comparable periods for 1998.

      Commenting on the financial results, Thomas A. Wimsett, President and CEO, stated, “Our record earnings performance is a confirmation that our efforts to refocus the Company on its core competencies is working. In particular, we are pleased with the performance in our Merchant Card Services unit, which produced annual revenue and EBIT growth of 18% and 76%, respectively. This performance reflects the successful efforts of a focused and dedicated management team committed to serving our customers. This team has produced exceptional results based upon our strong market position, broad distribution channels and service-oriented approach. With the right people and the right products, we are extremely excited about the future opportunities in our Merchant Card Services unit and the Company as a whole.”

      Mr. Wimsett also stated the addition of the Heartland portfolio acquisition announced on January 3, 2000 will increase Merchant Card Services’ revenue contribution to approximately 75% of the Company’s total revenues.

      Mr. Wimsett’s comments in this announcement contain forward-looking statements that involve significant risks and uncertainties including changes in general economic and financial market conditions and the Company’s ability to execute its business plans. Although management believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.

      National Processing, Inc. is a leading provider of merchant credit card processing services and corporate outsourcing solutions. Approximately one out of every six Visa and MasterCard transactions in the United States is processed by National Processing. The Company is 88 percent owned by National City Corporation (NYSE:NCC).

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National Processing, Inc.
Financial Summary
(In thousands, except per share amounts)
(Unaudited)

THREE MONTHS ENDED DECEMBER 31:	1999	1998	Percent Change

Revenues:
Core Business Units	$101,799	$88,992	14%
Divested Business Units	—	39,944	NM

Total Revenues	$101,799	$128,936	-21%

Income:
Excluding Unusual Items:
Pre-Tax Income	$18,698	$8,632	117%
Tax Expense	6,616	3,243	104%

Net Income	$12,082	$5,389	124%

Per Share (a)	$0.24	$0.11	124%

Unusual Items:
Pre-Tax Loss	$(2,025)	$—	NM
Tax Benefit	(416)	—	NM

Net Income Impact	$(1,609)	$—	NM

Per Share	$(0.03)	$—	NM

Total:
Pre-Tax Income	$16,673	$8,632	93%
Tax Expense	6,200	3,243	91%

Net Income	$10,473	$5,389	94%

Per Share	$0.21	$0.11	94%

YEARS ENDED DECEMBER 31:	1999	1998	Percent Change

Revenues:
Core Business Units	$373,649	$324,691	15%
Divested Business Units	57,335	158,502	-64%

Total Revenues	$430,984	$483,193	-11%

Income:
Excluding Unusual Items:
Pre-Tax Income	$51,951	$23,688	119%
Tax Expense	17,622	9,280	90%

Net Income	$34,329	$14,408	138%

Per Share (b)	$0.68	$0.28	138%

Unusual Items:
Pre-Tax (Loss) Income	$(71,691)	$1,400	NM
Tax Expense	56	558	NM

Net Income Impact	$(71,747)	$842	NM

Per Share	$(1.42)	$0.02	NM

Total:
Pre-Tax Income	$(19,740)	$25,088	NM
Tax Expense	17,678	9,838	NM

Net Income	$(37,418)	$15,250	NM

Per Share	$(0.74)	$0.30	NM

Notes:
(a)	1998 includes net loss of $0.02 per share related to the business units divested in 1999. There was no impact to the quarter ended December 31, 1999 from the divested business units.

(b)	1998 includes net loss of $0.15 per share related to the business units divested in 1999. 1999 includes net loss of $0.02 per share related to the divested business units.

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National Processing, Inc.
Financial Summary
(In thousands, except per share amounts)
(Unaudited)

THREE MONTHS ENDED DECEMBER 31:	1999	1998	Percent Change

Revenues	$101,799	$128,936	-21%
Operating expenses	51,351	65,761	-22%
Wages and other personnel expenses	18,516	30,394	-39%
General and administrative expenses	10,093	17,506	-42%
Depreciation and amortization	4,969	6,978	-29%
Unusual items, net (a)	2,025	—	NM

Earnings Before Interest and Taxes	14,845	8,297	79%
Net interest income	1,828	353	446%

Income before income taxes	16,673	8,632	93%
Provision for income taxes	6,200	3,243	91%

Net Income	$10,473	$5,389	94%

Net Income Per Share-Diluted	$0.21	$0.11	94%

YEARS ENDED DECEMBER 31:	1999	1998	Percent Change

Revenues	$430,984	$483,193	-11%
Operating expenses	216,641	241,078	-10%
Wages and other personnel expenses	92,601	126,970	-27%
General and administrative expenses	52,197	65,614	-20%
Depreciation and amortization	22,050	26,767	-18%
Unusual items, net (b)(c)	71,691	(1,400)	NM

Earnings (Loss) Before Interest and Taxes	(24,196)	244,164	NM
Net interest income	4,456	924	382%

(Loss) Income before income taxes	(19,740)	25,088	NM
Provision for income taxes	17,678	9,838	NM

Net (Loss) Income	$(37,418)	$15,250	NM

Net (Loss) Income Per Share-Diluted	$(0.74)	$0.30	NM

Notes:
(a)	Unusual items for the quarter ended December 31, 1999 include a $2,025 ($1,609 after-tax) impairment loss related to post-closing adjustments for the business lines that were divested in the first half of 1999.

(b)	Unusual items for 1999 include impairment losses of $69,457 ($69,918 after-tax) related to the business lines that were divested in the first half of 1999 (Freight, Payables, Remittance and Check Services). Also included are restructuring charges of $2,234 ($1,829 after-tax) recorded in the 1999 first quarter for closure and relocation of certain facilities.

(c)	Unusual items for 1998 include a one-time settlement fee of $4,000 ($2,400 after-tax) received for the cancellation of a processing contract and charges of $2,600 ($1,558 after-tax) for the write-off of software and related costs following the cancellation of a customer processing contract.

Certain items have been reclassified in the Financial Summary for prior periods to conform with the 1999 presentation. These reclassifications had no effect on previously reported net income.

Certain amounts may not recompute due to rounding.

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